                                                                    Exhibit 4.14

                                                                [EXECUTION COPY]





                                   PARENT GUARANTY
                                   ---------------

         This PARENT GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "GUARANTY"), dated as of June 30, 1997, is made by PLI HOLDINGS INC., a Delaware corporation (the "GUARANTOR"), in favor of the Agents (as defined below) for each of the Secured Parties (as defined below).


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc., a Delaware corporation ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, Leiner Health Products Inc., a Delaware corporation ("LEINER") and LHPG have delivered the Assumption Agreement, pursuant to which the Guarantor has assumed (the "ASSUMPTION") the rights and obligations of

                                                                    Exhibit 4.13

LHPG as (and has become) the "U.S. Borrower" under the Credit Agreement;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extensions) to the Borrowers pursuant to the Credit Agreement, and to induce Secured Parties to enter into Rate Protection Agreements, if any, the Guarantor agrees, for the benefit of each Secured Party, as follows:



                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENTS" is defined in the FIRST RECITAL.

         "BORROWERS" is defined in the FIRST RECITAL.

         "CANADIAN AGENT" is defined in the FIRST RECITAL.

         "CANADIAN BORROWER" is defined in the FIRST RECITAL.

         "CANADIAN LENDERS" is defined in the FIRST RECITAL.

                                                                    Exhibit 4.13

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "LENDERS" is defined in the FIRST RECITAL.

         "SCOTIABANK" is defined in the FIRST RECITAL.

         "SECURED PARTY" means, as the context may require, the Lenders, the Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement is entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, permitted transferees and permitted assigns.

         "U.S. AGENT" is defined in the FIRST RECITAL.

         "U.S. BORROWER" is defined in the FIRST RECITAL.

         "U.S. LENDERS" is defined in the FIRST RECITAL.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                      ARTICLE II

                                 GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably

         (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or

                                                                    Exhibit 4.13


    otherwise, of all Obligations of the Borrowers and each other Obligor now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

         (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses and disbursements) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under this Guaranty except for any such costs, expenses and disbursements arising by reason of the relevant indemnified party's gross negligence or willful misconduct.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower, any other Obligor or the Guarantor (but excluding any liquidation, dissolution, merger or other action permitted pursuant to Section 9.2.10 of the Credit Agreement), or the inability or failure of any Borrower, any other Obligor or the Guarantor to pay debts as they become due, or an assignment by any Borrower, any other Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower, any other Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrowers and each other Obligor may not then be due and

                                                                    Exhibit 4.13

payable, the Guarantor agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrowers and each other Obligor have been paid in full in cash or cash collateralization, all obligations of the Guarantor hereunder shall have been paid in full in cash or cash collateralization, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrowers and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

         (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note, any other Loan Document or any other instrument or document relating to any thereof;

         (b) the failure of any Secured Party or any holder of any Note

              (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person (including any other guarantor (including the Guarantor)) under the provisions of the Credit Agreement, any Note, any other Loan Document, any other instrument or document relating to any thereof or otherwise, or

                                                                    Exhibit 4.13

              (ii) to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Obligations of the Borrowers or any other Obligor;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrowers or any other Obligor;

         (d) any reduction, limitation, impairment or termination of any Obligations of the Borrowers or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrowers, any other Obligor or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any other Loan Document or any other instrument or document relating to any thereof;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of the Borrowers or any other Obligor; or

         (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or

                                                                    Exhibit 4.13

be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrowers or any other Obligor and this Guaranty and any requirement that the Agents, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrowers or any other Obligor, as the case may be.

         SECTION 2.6. POSTPONEMENT OF SUBROGATION, ETC. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of or cash collateralization in full of all Obligations of the Borrowers and each other Obligor, the termination, expiration or cash collateralization of all Letters of Credit, the termination of all Rate Protection Agreements and the termination of all Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrowers and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Agents for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations of the Borrowers and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

         (a) the Guarantor has made payment to the Secured Parties and each holder of a Note of all or any part of

                                                                    Exhibit 4.13

    the Obligations of the Borrowers or any other Obligor, and

         (b) all Obligations of the Borrowers and each other Obligor have been paid in full in cash or cash collateralization in full, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at the Guarantor's request, the Agents, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Borrowers and each other Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Secured Party or any holder of a Note.

         SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

         (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

         (b) inure to the benefit of and be enforceable by the Agents and each other Secured Party.

Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Commitment, Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject,

                                                                    Exhibit 4.13

however, to the provisions of Section 12.11 and Article XI of the Credit Agreement.

         SECTION 2.8. JUDGMENT. The Guarantor hereby agrees that, with respect to the Canadian Facility:

         (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in Canadian Dollars hereunder into another currency, then the rate of exchange used shall be that at which the Agents, in accordance with normal banking procedures could purchase Canadian Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

         (b) the obligation of the Guarantor in respect of any sum due from it to any Secured Party or any holder of a Canadian Note hereunder or any other Loan Document shall, notwithstanding any judgment in a currency other than Canadian Dollars, be discharged only to the extent that on the Business Day following receipt by the Secured Party or holder, as the case may be, of any sum adjudged to be so due in a currency other than Canadian Dollars such Secured Party or holder, as the case may be, may, in accordance with normal banking procedures, purchase Canadian Dollars with such other currency; in the event that the Canadian Dollars so purchased are less than the amount originally due to any Secured Party or holder of a Canadian Note in Canadian Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Secured Party and holder against such loss, and if the Canadian Dollars so purchased exceed the sum originally due to such Secured Party or holder in Canadian Dollars, such Secured Party or holder, as the case may be, shall remit to the Guarantor such excess.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

                                                                    Exhibit 4.13

         In order to induce the Lenders, each Issuer and the Agents to enter into the Credit Agreement and make the Credit Extensions thereunder, and the applicable Lender (or its Affiliate) to enter into Rate Protection Agreements, the Guarantor represents and warrants to each of the Secured Parties as set forth in this ARTICLE III.

         SECTION 3.1. ORGANIZATION, ETC. The Guarantor is a corporation validly formed and existing and in good standing under the laws of the state or jurisdiction of its formation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Guaranty and each other Loan Document to which it is a party and (except to the extent the failure to have any such license, permit or other approval would not have a Material Adverse Effect), to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 3.2. GOVERNMENT APPROVAL, REGULATION, ETC. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.3. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Guarantor, threatened litigation, action, proceeding, or labor controversy (i) affecting the Guarantor, or any of its properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or (ii) which would adversely affect the legality, validity or enforceability of this Guaranty, the Credit Agreement, the Notes, any other Loan Document or the Purchase Agreement.

                                                                    Exhibit 4.13

         SECTION 3.4. SUBSIDIARIES. On the Closing Date, the Guarantor has no direct Subsidiaries, except the U.S. Borrower.

         SECTION 3.5. SHELL STATUS. On and at all times prior to the Effective Date, the Guarantor has not engaged in any business or activity, or incurred any Indebtedness or other obligations of any type, except in connection with the ownership of the outstanding Capital Stock of the U.S. Borrower.

         SECTION 3.6. TAXES. The Guarantor has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.


                                      ARTICLE IV

                                   COVENANTS, ETC.

         The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, any Letters of Credit shall be outstanding, any Rate Protection Agreement shall remain in full force and effect or any Lender shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this ARTICLE IV.

         SECTION 4.1. MAINTENANCE OF CORPORATE EXISTENCE. The Guarantor will cause to be taken all actions necessary to maintain and preserve at all times its corporate existence.

         SECTION 4.2. COMPLIANCE WITH LAWS, ETC. The Guarantor will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws,

                                                                    Exhibit 4.13

rules, regulations and orders, such compliance to include (without limitation):

         (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and


         (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 4.3. NET EQUITY PROCEEDS. The Guarantor will, concurrently with the receipt of any Net Equity Proceeds, cause to be made a mandatory prepayment of the U.S. Term Loans to the extent required in accordance with clause (f) of Section 5.1.1 of the Credit Agreement.

         SECTION 4.4. BUSINESS ACTIVITIES. The Guarantor will not engage in any business activity other than in connection with the Guarantor's continuing ownership of the issued and outstanding shares of Capital Stock of the U.S. Borrower.

         SECTION 4.5. INDEBTEDNESS. The Guarantor will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than in respect of the Obligations.

         SECTION 4.6. LIENS, ETC. The Guarantor will not create, incur, assume, or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets (including any shares of Capital Stock of the U.S. Borrower), whether now owned or hereafter acquired by the Guarantor except as permitted pursuant to Section 9.2.3 (only clause (e) of Section 9.2.3 with respect to the Capital Stock of the U.S. Borrower) of the Credit Agreement; nor will the Guarantor sell, transfer, contribute or

                                                                    Exhibit 4.13

otherwise dispose of or convey (or grant any options, warrants or other rights with respect thereto) any shares of Capital Stock of the U.S. Borrower (except pursuant to a transaction in which all Obligations will be simultaneously discharged in full, all Letters of Credit have been terminated or cash collateralized, all Rate Protection Agreements have been terminated and all Commitments will be simultaneously terminated in full).

         SECTION 4.7. INVESTMENTS. The Guarantor will not make, incur, assume or suffer to exist any Investment in any other Person, except Investments in the U.S Borrower.

         SECTION 4.8. FIXED ASSETS. The Guarantor will not make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any Capitalized Lease Liability.

         SECTION 4.9. RENTAL OBLIGATIONS. The Guarantor will not enter into any arrangement which involves the leasing by the Guarantor from any lessor of any real or personal property (or any interest therein) other than the lease of office space incidental to its ordinary course of business.

         SECTION 4.10. CONSOLIDATION, MERGER. The Guarantor will not wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof).

         SECTION 4.11. ASSET DISPOSITIONS, ETC. The Guarantor will not sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to any of its assets, unless otherwise permitted by the Credit Agreement.

                                                                    Exhibit 4.13

                                      ARTICLE V

                               MISCELLANEOUS PROVISIONS

         SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XII thereof.

         SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agents (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile and, mailed or telecopied or delivered, with respect to the Guarantor, in care of the U.S. Borrower at the address of the U.S. Borrower specified in the Credit Agreement, and with respect to the Agents, to the addresses of the Agents specified in the Credit Agreement, or, with respect to the Guarantor or the Agents, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and

                                                                    Exhibit 4.13

sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Secured Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.6. CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.7. SETOFF. In addition to, and not in limitation of, any rights of any Secured Party or any holder of a Note under applicable law, each Secured Party and each such holder shall, upon the occurrence of any Default described in any of clauses (a) through (d) of Section 10.1.9 of the Credit Agreement or with the consent of the Required Lenders, any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Secured Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Secured Party, or such holder or any agent or bailee for such Secured Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 6.8 of the Credit Agreement.

         SECTION 5.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity,

                                                                    Exhibit 4.13

without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.9. COUNTERPARTS. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 5.10. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 5.11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE GUARANTOR'S BEHALF AND ON BEHALF OF THE GUARANTOR'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND

                                                                    Exhibit 4.13

ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION 5.12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

                                                                    Exhibit 4.13

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                  PLI HOLDINGS INC.


                                  By /s/ William B. Towne
                                    ------------------------------------------
                                    Name:  William B. Towne
                                    Title: Vice President